Exhibit 3.1
AMENDED AND RESTATED
BYLAWS
OF
EAST WEST BANCORP, INC.

(Approved and adopted on March 14, 2023)

ARTICLE I
OFFICES
SECTION 1.1 Registered Office. The registered office of East West Bancorp, Inc. (the “Corporation”) in the State of Delaware and the registered agent at that address shall be as fixed in the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”).
SECTION 1.2 Principal Executive Office. The principal executive office of the Corporation shall be located at such place within or outside of the State of Delaware as the Board of Directors of the Corporation (the “Board of Directors” or the “Board”) from time to time shall designate.
SECTION 1.3 Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors may, from time to time determine or as the business of the Corporation may require.
ARTICLE II
STOCKHOLDERS
SECTION 2.1 Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, or by means of remote communication in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), as may be designated by the Board of Directors from time to time. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders (including at a special meeting of stockholders called pursuant to Section 2.2 of these Bylaws) may, to the extent authorized by Section 211(a)(2) of the Delaware General Corporation Law, by means of remote communication (i) participate in such meeting, and (ii) be deemed present in person and vote at such meeting whether such meeting is to be held at a designated place or solely by means of remote communication. In the absence of any such designation, stockholders’ meetings shall be at the executive offices of the Corporation. Any other proper business may be transacted at the annual meeting. At each annual meeting of stockholders, the stockholders shall elect members of the Board of Directors who shall hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified.
SECTION 2.2 Special Meetings. Subject to the rights of the holders of any class or series of stock having a preference over the Corporation’s common stock, $0.001 par value per share (the “Common Stock”), special meetings of stockholders for any purpose or purposes may be called at any time by a majority of the Board of Directors, by the Chairman of the Board of Directors or the President, or by the written request of holders of not less than 10% of the voting power of all outstanding shares of capital stock of the Corporation entitled to be voted generally in the election of directors (“Voting Stock”) regardless of class. Special meetings may not be called by any other person or persons. Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law, and shall be held in such place as the Board of Directors may determine, including by means of remote communication as specified in Section 2.1 of these Bylaws with respect to an annual meeting of stockholders. Business transacted at a special meeting requested by written request of the stockholders shall be limited to the matters described in such request, provided that the Board of Directors may also submit other matters to the stockholders at any special meeting requested by stockholders.
Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if:
(i)    the Board of Directors has called or calls for an annual or special meeting of the stockholders to be held within 90 days after the Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such meeting includes, among any other matters properly brought before the meeting, the business specified in the request;
(ii)    the special meeting is to be held on a day which is not more than 120 days in advance of the anniversary of the previous year’s annual meeting;

(iii)    an identical or substantially similar item was presented at any meeting of stockholders held within 90 days prior to the receipt by the Secretary of the request for the special meeting (and, for purposes of this clause (iii), the election of directors shall be deemed to be a substantially similar item with respect to all items of business involving the election or removal of directors);
(iv)    the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law; or
(v)    the special meeting request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.

A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary at the Corporation’s principal executive office, and if, following such revocation, there are unrevoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting.
SECTION 2.3 Notice of Meetings. Except as may be otherwise provided by the terms of any class or series of stock having a preference over the Common Stock, whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, means of remote communication, if any, and the date and time of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than 10 days nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act.
Notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend the meeting in person or by proxy without objecting, prior to or after the commencement of the meeting, the lack of proper notice or who shall waive notice thereof as provided in Article II of these Bylaws.

SECTION 2.4 Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), and notice need not be given of any such adjourned meeting if the place or means of remote communication by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, if any, and date and time of the meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed during the time scheduled for the meeting on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 2.3 of these Bylaws. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.
SECTION 2.5 Quorum. At each meeting of stockholders, except where otherwise provided by law, the Certificate of Incorporation, the terms of any class or series of stock having a preference over the Common Stock, or these Bylaws, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum the stockholders so present may by majority vote, adjourn the meeting from time to time in the manner provided by Section 2.4 of these Bylaws until a quorum shall attend. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to the Corporation’s majority-owned subsidiaries shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.
SECTION 2.6 Organization. Meetings of stockholders shall be presided over by the Chairman of the Board of Directors, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting.
SECTION 2.7 Voting; Proxies. Unless otherwise provided in the Certificate of Incorporation, or the terms of any class or series of stock having a preference over the Common Stock, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. If the Certificate of Incorporation provides for more or less than one vote for any share on any matter, every reference in these Bylaws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. A stockholder may vote the shares owned of record either in person or by proxy executed in writing or by a transmission permitted by law by the stockholder or his or her duly authorized attorney in fact. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which is reserved for the exclusive use for solicitation by the Board of Directors. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine.
At all meetings of stockholders, all elections and questions other than the election of directors shall, unless otherwise provided by law, the Certificate of Incorporation, the terms of any class or series of stock having a preference over the Common Stock, or these Bylaws, be approved if the votes cast in favor of the matter by stockholders present in person or represented by proxy at the meeting and entitled to vote on the matter exceed the votes cast by such stockholders against the matter. The vote required for the election of a director by the stockholders shall, in any “uncontested election,” be that the number of votes cast “for” the director’s election exceeds the number of votes cast “against” that director’s election, with “abstentions” and “broker non-votes” (or other shares of stock of the Corporation similarly not entitled to vote on such election) not counted as votes cast either “for” or “against” that director’s election. For purposes of this Section 2.7, an “uncontested election” shall be any meeting of stockholders at which directors are elected and with respect to which either (i) no stockholder has submitted notice of an intent to nominate a candidate for election pursuant to these Bylaws, or (ii) if such notice has been submitted, all such nominees have been duly withdrawn by stockholders on or before the 10th day before the Corporation first mails its notice of meeting for such meeting to the stockholders such that the number of nominees for members of the Board of Directors does not exceed the number of directors to be elected. Any incumbent director nominee who fails to receive the requisite vote in an uncontested election shall immediately tender to the Board of Directors his or her offer to resign from the Board of Directors, and the Board of Directors (with the subject director having been recused) shall decide, through a process managed by the Nominating/Corporate Governance Committee, whether to accept the offer to resign. Unless the Board of Directors decides to reject the offer, the resignation shall become effective 90 days after the date of the election. In making a determination whether to reject the offer, the Board of Directors shall consider all factors it deems relevant to the best interests of the Corporation. If the Board of Directors rejects the offer to resign, it shall issue a public statement that discloses the reason for its decision.

SECTION 2.8 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days nor fewer than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at the meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting (to the extent such action by the stockholders is permitted by these Bylaws) when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 2.9 Lists of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting, during ordinary business hours, at the principal place of business of the Corporation or on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting. Except as provided by law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.
SECTION 2.10 Inspectors at Meetings of Stockholders. In advance of any meeting of the stockholders, the Board of Directors may, and shall if required by law, in advance of any meeting of stockholders appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or its adjournment and make a written report thereof. If no inspector of election is appointed, or any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors before the meeting, or by the meeting chairman at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.
The duties of these inspectors shall be as follows:

(i)    to determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

(ii)    to receive, count and tabulate votes, ballots or consents;

(iii)    to hear and determine all challenges made to any determination by the inspectors, and to retain for a reasonable period a record of the disposition of such challenges;

(iv)    to determine the election results and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots; and

(v)    to do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

SECTION 2.11 Stockholder Action. Except as may be otherwise provided by the terms of any class or series of stock having a preference over the Common Stock, any action required or permitted to be taken by the stockholders of the Corporation may be effected at a duly called annual meeting or special meeting of stockholders of the Corporation, or by the written consent of the holders of outstanding shares of Voting Stock having not less than 66-2/3% of the voting power of all outstanding shares of Voting Stock regardless of class and voting together as a single voting class, unless such action requiring or permitting stockholder approval is approved by a majority of the Disinterested Directors (as defined in the Certificate of Incorporation), in which case such action may be authorized or taken by the written consent of the holders of outstanding shares of stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, provided all other requirements of applicable law and the Certificate of Incorporation have been satisfied.
SECTION 2.12 Stockholder Proposals. At any annual or special meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. Except for nominations that are included in the Corporation’s annual meeting proxy statement, to be properly brought before the meeting, business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (ii) properly brought before the meeting by or at the direction of the Board of Directors; or (iii) properly brought before a meeting by a stockholder who is a stockholder of record of the Corporation at the time such notice of meeting is delivered, who is entitled to vote at the meeting, and who complies with the notice procedures set forth herein. For business (other than director nominations pursuant to Section 3.4 or Section 3.5 of these Bylaws, as applicable) to be properly brought before any meeting of the stockholders, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 60 days after the anniversary of the previous year’s annual meeting. With respect to any other annual meeting of stockholders, including in the event that no annual meeting was held in the previous year, such notice must be delivered to or mailed and received at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting and the close of business on the 10th day following the date of the initial public announcement of the date of such meeting. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting:
(i)    a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

(ii)    the name and record address, as they appear on the Corporation’s books, of the stockholder and of each other Covered Person (as defined below);

(iii)    a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting for such purpose (and, if applicable, to nominate the person or persons specified in the notice);

(iv)    the class and number of shares of the Corporation that are owned of record and beneficially by each Covered Person, and a representation that the stockholder will notify the Corporation in writing of the class and number of such shares owned by each Covered Person as of the record date for the meeting within five business days after the record date for such meeting;

(v)    the text of any proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Certificate of Incorporation or these Bylaws, the language of the proposed amendment);

(vi)    any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder, each affiliate or associate of such stockholder, the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed, and each person (if any) nominated by such stockholder in accordance with these Bylaws for election as a director to the Board of Directors (each person described in this clause (vi), a “Covered Person”);

(vii)    a description of all agreements, arrangements or understandings between or among each Covered Person and any other person or persons (including their names) in connection with the proposal of such business and any material interest of each Covered Person in such business, including any anticipated benefit therefrom to such Covered Person;

(viii)    a list of all derivative securities (as defined under Rule 16a-1 under the Exchange Act) and other derivatives or similar arrangements to which any Covered Person is a counterparty and which relate to any shares of capital stock of the Corporation, a description of all economic terms of each such derivative securities and other derivatives or similar arrangements, and copies of all agreements and other documents relating to each such derivative securities and other derivatives or similar arrangements;

(ix)    a list of all transactions by any Covered Person involving any shares of capital stock of the Corporation or any derivative securities (as defined under Rule 16a-1 under the Exchange Act) or other derivatives or similar arrangements related to any shares of capital stock of the Corporation occurring within 60 calendar days of the date of the notice;

(x)    a list of any equity interest held by any Covered Person in any principal competitor of the Corporation or any derivative securities (as defined under Rule 16a-1 under the Exchange Act) held by any Covered Person and other derivatives or similar arrangements to which any Covered Person is a counterparty and which relate to any shares of capital stock of any principal competitor of the Corporation, a description of all economic terms of all such derivative securities and other derivatives or similar arrangements, and copies of all agreements and other documents relating to each such derivative securities and other derivatives or similar arrangements;

(xi)    any other information that would be required to be (1) filed on Schedule 13D (including the exhibits thereto) under the Exchange Act by any Covered Person regardless of whether such person has publicly filed or is required to file a Schedule 13D containing such information or (2) disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies by any Covered Person, in support of any item of business proposed pursuant to Section 14(a) of the Exchange Act;

(xii)    a description of any direct or indirect interest of any Covered Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

(xiii)    a description of any pending or threatened litigation in which any Covered Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation; and

(xiv)    if the stockholder intends to solicit proxies in support of any of such stockholder’s proposals other than a nomination of directors pursuant to Section 3.4 of these Bylaws, a representation to that effect.

If, after the stockholder has delivered such notice, any information required to be contained in such notice changes prior to the date of the relevant annual meeting, such notice shall be deemed to be not in compliance with this Section 2.12 and therefore not effective unless such stockholder, within three Nasdaq trading days of the date of the event causing such change in information, delivers to the Secretary an updated notice containing such change. Notwithstanding anything to the contrary contained in these Bylaws, no business shall be conducted at a meeting of the stockholders except in accordance with the procedures set forth in this Section 2.12. In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors pursuant to Section 3.4 or Section 3.5 of these Bylaws) must be a proper matter for stockholder action. The chairman of any meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.12, and if the chairman should so determine, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
ARTICLE III
BOARD OF DIRECTORS
SECTION 3.1 Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the Certificate of Incorporation.
SECTION 3.2 Number of Directors. Except as may be provided by the terms of any class or series of stock having a preference over the Common Stock, the number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors, but shall not be less than five. Each member of the Board of Directors shall hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. If the number of directors is changed by the Board of Directors, then any newly created directorships or any decrease in directorships shall not shorten the term of any incumbent director. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock, at each annual meeting, the successors of the directors whose terms expire at that meeting shall be elected to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Directors need not be stockholders.
SECTION 3.3 Election and Term of Office. Except as may be otherwise provided by the terms of any class or series of stock having a preference over the Common Stock, each director shall hold office until (i) the next annual meeting of stockholders and until his or her successor is elected and qualified, or (ii) his or her earlier death, resignation or removal in the manner that the directors of the Corporation, other than those who may be elected pursuant to the terms of any series of preferred stock or any other securities of the Corporation other than Common Stock, may determine from time to time. Except as may be otherwise provided by the terms of any class or series of stock having a preference over the Common Stock, no decrease in the authorized number of directors shall shorten the term of any incumbent directors. In any election of directors that is not an uncontested election, the persons receiving a plurality of the votes cast up to a number of directors to be elected in such election, shall be deemed to be elected.
SECTION 3.4 Notification of Nominations. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock, nominations for the elections of directors shall be made by the Board of Directors or a committee thereof, or by any stockholder entitled to vote for the election of directors.
A stockholder’s nomination shall be made by giving timely notice in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 60 days after the anniversary of the previous year’s annual meeting. With respect to any other annual meeting of stockholders, including in the event that no annual meeting was held in the previous year, such notice must be delivered to or mailed and received at the principal executive officers of the Corporation not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting and the close of business on the 10th day following the date of the initial public announcement of the date of such meeting.

To be in proper written form, a stockholder’s notice nominating a candidate for election to the Board of Directors shall set forth in writing the information with respect to the stockholder giving the notice and each person whom the stockholder proposes to nominate for election as director required under Section 2.12 of these Bylaws, and the following information with respect to each person whom the stockholder proposes to nominate for election as a director:

(i)    the name, age, business address, residence address and principal occupation or employment of each nominee proposed in such notice;

(ii)    all information that would be reasonably relevant to a determination by the Board as to whether each nominee proposed by such stockholder is “independent” within the meaning of all applicable securities law and stock exchange requirements;

(iii)    all information that would be relevant to a determination by the Board of Directors (or any relevant committee thereof) as to whether each nominee proposed by such stockholder meets any standards for Board of Directors membership set forth by the Board of Directors (or any committee thereof) in any publicly available documents;

(iv)    such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement had such nominee been nominated, or intended to be nominated, by the Board of Directors;

(v)    a written questionnaire executed by each such nominee with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request) and a written statement and agreement executed by each such nominee acknowledging that such person consents to being named in the proxy statements of the Corporation and of the nominating stockholder as a nominee and to serve as a director if elected, intends to serve as a director for the full term for which such person is standing for election, and makes the following representations: (1) that the director nominee has read and would be in compliance, if elected as a director of the Corporation, and will comply with the Corporation’s policies or guidelines applicable to directors, and (2) that the director nominee is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity (A) as to how such person, if elected as a director of the Corporation, will act or vote on any nomination or other business proposal, issue, or question that has not been disclosed to the Corporation or that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, or (B) other than the Corporation, with respect to any direct or indirect compensation, reimbursement, or indemnification that has not been disclosed to the Corporation in connection with such person’s nomination for director or service as a director;

(vi)    if the stockholder is nominating a candidate for election to the Board of Directors, a representation that the stockholder, or beneficial owner, if any, will, or is part of a group that will (1) file a definitive proxy statement and form of proxy with the United States Securities and Exchange Commission (the “SEC”) and solicit proxies in support of such director nominee(s) or nomination(s) in accordance with Rule 14a-19 under the Exchange Act, (2) deliver such proxy statement and form of proxy to holders of shares representing at least 67% of the voting power of shares of the Corporation that are entitled to vote at the meeting for which the director nomination is being made and (3) within five business days of soliciting the percentage of voting power referenced in clause (2) provide the Corporation with documents, which may take the form of a certified statement and documentation from a proxy solicitor, reasonably demonstrating that the necessary steps have been taken to deliver a definitive proxy statement and form of proxy to the holders of such percentage of the voting power of the shares of the Corporation; and

(vii)    if the stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the Corporation, not later than five business days prior to the date of the meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. At the request of the Board of Directors, any person nominated by the Board of Directors, or a committee thereof, for election as a director shall furnish to the Secretary of the Corporation the information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

Only such persons who are nominated in accordance with the procedures set forth in this Section 3.4 shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors. If any proposed nomination was not made or proposed in compliance with this Section 3.4, then except as otherwise required by law, the chair of the meeting shall have the power and duty to declare that such nomination shall be disregarded. Notwithstanding anything in these Bylaws to the contrary, unless otherwise required by law, if a stockholder intending to make nominations at an annual meeting or propose a nomination at a special meeting pursuant to this Section 3.4 does not provide the information required under this Section

3.4 to the Corporation or the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation.
SECTION 3.5 Stockholder Proxy Access for Director Nominations. Subject to the terms and conditions of these Bylaws, in connection with an annual meeting of stockholders at which directors are to be elected, the Corporation shall include in its proxy materials the name and “Additional Information” (as defined below) relating to any nominee for election to the Board of Directors submitted pursuant to this Section 3.5 (each, a “Proxy Access Nominee”), if:
(i)    the Proxy Access Nominee satisfies the eligibility requirements in this Section 3.5;

(ii)    the Proxy Access Nominee is identified in a timely notice (the “Proxy Access Notice”) that satisfies this Section 3.5 and is delivered by a stockholder of record that qualifies as, or is acting on behalf of, an Eligible Stockholder (as defined below); and

(iii)    the Eligible Stockholder satisfies the requirements in this Section 3.5 and expressly elects at the time of the delivery of the Proxy Access Notice to have the Proxy Access Nominee included in the Corporation’s proxy materials.

The maximum number of Proxy Access Nominees appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (A) two or (B) 20% of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered pursuant to this Section 3.5 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number (rounding down) below 20% (the “Authorized Number”); provided that the Authorized Number shall be reduced by (A) the number of individuals (if any) included in the Corporation’s proxy materials as nominees recommended by the Board pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or other understanding entered into in connection with an acquisition of stock from the Corporation by such stockholder or group of stockholders) and (B) the number of nominees (if any) who were previously elected to the Board as Proxy Access Nominees at any of the preceding two annual meetings and who are nominated for election at the annual meeting by the Board as a Board nominee. For purposes of determining when the Authorized Number has been reached, any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 3.5 whose nomination is subsequently withdrawn or whom the Board decides to nominate for election to the Board shall be counted as one of the Proxy Access Nominees. In the event that one or more vacancies for any reason occurs after the date of the Proxy Access Notice but before the annual meeting and the Board resolves to reduce the size of the Board in connection therewith, the Authorized Number shall be calculated based on the number of directors in office as so reduced.

To qualify as an “Eligible Stockholder,” a stockholder or a group as described in this Section 3.5 must, as of the date of the Proxy Access Notice, have continuously owned (as defined below) for at least three years a number of shares (as adjusted to account for any stock dividend, stock split, subdivision, combination, reclassification or recapitalization of shares of the Corporation that are entitled to vote in the election of directors) that represents at least three percent of the outstanding shares of the Corporation that are entitled to vote in the election of directors as of the date of the Proxy Access Notice (the “Required Shares”), and thereafter continue to own the Required Shares through such annual meeting of stockholders.
For purposes of satisfying the ownership requirement of this Section 3.5, a group of not more than 20 stockholders may aggregate the number of shares of the Corporation that are entitled to vote in the election of directors that each group member, as of the date of the Proxy Access Notice, has individually owned continuously for at least three years if all of the other requirements and obligations for an Eligible Stockholder set forth in this Section 3.5 are satisfied by and as to each stockholder comprising the group whose shares are aggregated. No shares may be attributed to more than one Eligible Stockholder, and no stockholder, alone or together with any of its affiliates, may individually or as a member of a group qualify as or constitute more than one Eligible Stockholder under this Section 3.5. A group of any two or more funds shall be treated as one stockholder for this purpose if they are (A) under common management and investment control, (B) under common management and funded primarily by a single employer or (C) part of a family of funds, meaning a group of publicly offered investment companies (whether organized in the U.S. or outside the U.S.) that hold themselves out to investors as related companies for purposes of investment and investor services. For purposes of this Section 3.5, the term “affiliate” or “affiliates” shall have the meanings ascribed thereto under the rules and regulations promulgated under the Exchange Act.
For purposes of this Section 3.5, a stockholder is deemed to “own” only those outstanding shares of the Corporation that are entitled to vote in the election of directors as to which the person possesses both (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in (including the opportunity for profit and risk of loss on) such shares, except that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares (a) sold by such person in any transaction that has not been settled or closed, (b) borrowed by the person for any purposes or purchased by the person pursuant to an agreement to resell, or (c) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by the person, whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation that are entitled to vote in the election of directors, if the instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, the person’s full right to vote or direct the voting of the shares, and/or (ii) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of the shares by the person. The terms “owned,” “owning,” “ownership” and other variations of the word “own,” when used with respect to a stockholder, have correlative meanings. For purposes of clauses (a) through (c), the term “person” includes its affiliates. A stockholder is deemed to “own” shares held in the name of a nominee or other intermediary so long as the person retains both (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in the shares. The person’s ownership of shares is deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the stockholder. A stockholder’s ownership of shares shall be deemed to continue during any period in which the person has loaned the shares if the person has the power to recall the loaned shares on not more than five business days’ notice.
For purposes of this Section 3.5, the “Additional Information” that the Corporation will include in its proxy statement is:
(A)    the information set forth in the Schedule 14N provided with the Proxy Access Notice concerning each Proxy Access Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder; and
(B)    if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or, in the case of a nominating group, a written statement of the group), not to exceed 500 words, in support of its Proxy Access Nominee(s), which must be provided at the same time as the Proxy Access Notice for inclusion in the Corporation’s proxy statement for the annual meeting of stockholders.
Notwithstanding anything to the contrary contained in this Section 3.5, the Corporation may omit from its proxy materials any information that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Furthermore, nothing in this Section 3.5 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Proxy Access Nominee.
The Proxy Access Notice shall set forth, in addition to the information required by this Section 3.5, all information, representations and agreements required under Section 2.12 and Section 3.4 of these Bylaws, including the information required with respect to (i) any nominee for election as a director, (ii) any stockholder giving notice of an intent to nominate a candidate for election, and (iii) any stockholder on whose behalf the nomination is made under this Section 3.5. A Proxy Access Notice submitted under this Section 3.5 shall include the below information, all of which shall be deemed part of the Proxy Access Notice:
(A)     a copy of the Schedule 14N that has been or concurrently is filed with the SEC under the Exchange Act;
(B)    a written statement of the Eligible Stockholder (and in the case of a group, the written statement of each stockholder whose shares are aggregated for purposes of constituting an Eligible Stockholder), which statement(s) shall also be included in the Schedule 14N filed with the SEC, (i) setting forth and certifying to the number of shares of the Corporation entitled to vote in the election of directors that the Eligible Stockholder has owned continuously for at least three years as of the date of the Proxy Access Notice, (ii) agreeing to continue to own such shares through the annual meeting of stockholders and (iii) indicating whether it intends to continue to own such shares for at least one year following the annual meeting;
(C)    the written agreement of the Eligible Stockholder (and in the case of a nominating group, the written agreement of each stockholder or whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the Corporation, setting forth the following additional agreements, representations and warranties:
(1)    the Eligible Stockholder shall provide (a) within five business days after the date of the Proxy Access Notice, one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that it has owned continuously in compliance with this Section 3.5, (b) within five business days after the record date for the annual meeting of stockholders both the additional information required under Section 2.12 of these Bylaws as of such date and notification in writing verifying its continuous ownership of the Required Shares, in each case, as of such date, and (c) immediate notice to the Corporation if it ceases to own any of the Required Shares prior to the annual meeting;
(2)    the Eligible Stockholder (a) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently intend to change or influence control of the Corporation, (b) has not nominated and shall not nominate for election to the Board at the annual meeting of stockholders any person other than the Proxy Access Nominee(s) being nominated pursuant to this Section 3.5, (c) has not engaged and shall not engage in, and has not been and shall not be a participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in, a solicitation within the meaning of Exchange Act Rule 14a-1(l), in support of the election of any individual as a director at the annual meeting other than its Proxy Access Nominee(s) or any Board nominee, and (d) shall not distribute to any stockholder any form of proxy for the annual meeting of stockholders other than the form of proxy distributed by the Corporation; and
(3)    the Eligible Stockholder will (a) assume all liability stemming from any legal or regulatory violation arising out of its communications with the Corporation’s stockholders or out of the information that it provided to the Corporation, (b) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of its communications with the Corporation’s stockholders or out of the information that it provided to the Corporation, (c) comply with all laws, rules, regulations and listing standards applicable to its nomination or any solicitation in connection with the annual meeting of stockholders, (d) file with the SEC any solicitation or other communication by or on behalf of the Eligible Stockholder relating to the Corporation’s annual meeting, one or more of the Corporation’s directors or director nominees or any Proxy Access Nominee, regardless of whether the filing is required under Regulation 14A under the Exchange Act, or whether any exemption from filing is available for the materials under Regulation 14A under the Exchange Act, and (e) at the request of the Corporation, promptly, but in any event within five business days after such request (or by the day prior to the date of the annual meeting, if earlier), provide to the Corporation such additional information as reasonably requested by the Corporation; and
(D)    in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all members of the group with respect to the nomination and matters related thereto, including withdrawal of the nomination, and the written agreement, representation, and warranty of the Eligible Stockholder that it shall provide, within five business days after the date of the Proxy Access Notice, documentation reasonably satisfactory to the Corporation demonstrating that the number of stockholders within such group does not exceed 20, including whether a group of funds qualifies as one stockholder within the meaning of this Section 3.5.
To be timely under this Section 3.5, the Proxy Access Notice must be delivered to, or mailed to and received by, the Secretary at the principal executive office of the Corporation not earlier than the close of business on the 150th calendar day prior to the anniversary date on which the Corporation first distributed its definitive proxy materials for the prior year’s annual meeting of stockholders and not later than the close of business on the 120th calendar day prior to such anniversary date; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered to, or mailed and received by, not earlier than the close of business on the 150th calendar day prior to such annual meeting and not later than the close of business on the later of the 120th calendar day prior to such annual meeting or the 10th calendar day following the date on which public announcement of the date of such annual meeting is first made. In no event shall the adjournment or a postponement of an annual meeting commence a new time period (or extend any time period) for the giving of the Proxy Access Notice as described above.
Within the time period for delivery of the Proxy Access Notice, a written representation and agreement of each Proxy Access Nominee shall be delivered to the Secretary at the principal executive offices of the Corporation, which shall be signed by each Proxy Access Nominee and shall represent and agree (A) as to the matters set forth in Section 3.4 of these Bylaws, and (B) that such Proxy Access Nominee consents to being named in the Corporation’s proxy materials as a nominee and to serving as a director if elected. The Corporation may request such additional information as the Secretary determines may be necessary to permit the Board to determine if each Proxy Access Nominee satisfies the requirements of this Section 3.5.
If any information or communication provided by any Eligible Stockholder or Proxy Access Nominee to the Corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Stockholder or Proxy Access Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading. Providing such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a Proxy Access Nominee from its proxy materials as provided in this Section 3.5. Notwithstanding anything to the contrary contained in this Section 3.5, the Corporation may omit from its proxy materials any Proxy Access Nominee, and such nomination shall be disregarded and no vote on such Proxy Access Nominee shall occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:
(A)    (1) the Eligible Stockholder or Proxy Access Nominee breaches any of its agreements, representations or warranties set forth in the Proxy Access Notice or otherwise submitted pursuant to this Section 3.5, (2) any of the information in the Proxy Access Notice or otherwise submitted by the Eligible Stockholder or Proxy Access Nominee pursuant to this Section 3.5 or provided to the Corporation or its stockholder was not, when provided, true, correct and complete (or omitted a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), or (3) the Eligible Stockholder or Proxy Access otherwise fails to comply with its obligations pursuant to these Bylaws;
(B)    the Proxy Access Nominee (1) is not independent under any applicable listing standards, any applicable rules of the SEC or any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors, (2) is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (3) is a named subject of a pending criminal proceeding or has been convicted in a criminal proceeding (in each case excluding traffic violations and other minor offenses) within the past 10 years, or (4) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”);
(C)    the Corporation receives or has received a notice (whether or not subsequently withdrawn) that a stockholder is nominating any candidate for election to the Board pursuant to the advance notice requirements for stockholder nominees for director in Section 3.4 of these Bylaws; or
(D)    the election of the Proxy Access Nominee to the Board would cause the Corporation to violate the Certificate of Incorporation of the Corporation, these Bylaws, or any applicable law, rule, regulation or listing standard.
An Eligible Stockholder submitting more than one Proxy Access Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 3.5 shall rank such Proxy Access Nominees based on the order that the Eligible Stockholder desires such Proxy Access Nominees to be selected for inclusion in the Corporation’s proxy materials and include such assigned rank in its Proxy Access Notice submitted to the Corporation. In the event that the number of such Proxy Access Nominees submitted by Eligible Stockholders exceeds the Authorized Number, the Proxy Access Nominees to be included in the Corporation’s proxy materials shall be determined in accordance with the following provisions: one Proxy Access Nominee who satisfies the eligibility requirements in this Section 3.5 shall be selected from each Eligible Stockholder for inclusion in the Corporation’s proxy materials until the Authorized Number is reached, going in order of the number (most to fewest) of shares of the Corporation each Eligible Stockholder disclosed as owned in its Proxy Access Notice submitted to the Corporation and going in the order of the rank (highest to lowest) assigned to each Proxy Access Nominee by such Eligible Stockholder. If the Authorized Number is not reached after one Proxy Access Nominee who satisfies the eligibility requirements in this Section 3.5 has been selected from each Eligible Stockholder, this selection process shall continue as many times as necessary, following the same order each time, until the Authorized Number is reached. Following such determination, if any Proxy Access Nominee who satisfies the eligibility requirements in this Section 3.5 thereafter is nominated by the Board, thereafter is not included in the Corporation’s proxy materials or thereafter is not submitted for director election for any reason (including the Eligible Stockholder’s or Proxy Access Nominee’s failure to comply with this Section 3.5), no other nominee(s) shall be included in the Corporation’s proxy materials or otherwise submitted for election as a director at the applicable annual meeting of stockholders in substitution for such Proxy Access Nominee.
Any Proxy Access Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders, but either (A) withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for the failure to comply with any provision of these Bylaws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Proxy Access Notice) or (B) does not receive in favor of such Proxy Access Nominee’s election at least 25% of the votes cast with respect to such Proxy Access Nominee’s election, shall be ineligible to be a Proxy Access Nominee pursuant to this Section 3.5 for the next two annual meetings.
Notwithstanding the foregoing, unless otherwise required by law or otherwise determined by the Chair of the meeting or the Board, if the stockholder delivering the Proxy Access Notice (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present its Proxy Access Nominee(s), such nomination(s) shall be disregarded, notwithstanding that proxies in respect of the election of the Proxy Access Nominee(s) may have been received by the Corporation.

The Board (and any other person or body authorized by the Board) shall have the power and authority to interpret this Section 3.5 and to make any and all determinations necessary or advisable to apply this Section 3.5 to any persons, facts or circumstances, including, without limitation, the power to determine (1) whether one or more stockholders qualifies as an Eligible Stockholder, (2) whether a Proxy Access Notice or Proxy Access Nominee satisfies the requirements of this Section 3.5, and (3) whether any other requirements of this Section 3.5 (or applicable requirements of these Bylaws) have been satisfied. Any such interpretation or determination adopted in good faith by the Board (or any other person or body authorized by the Board) shall be binding on all persons, including the Corporation and its stockholders.
Nothing in this Section 3.5 shall limit the Corporation’s ability to solicit against any Proxy Access Nominee or include in its proxy materials the Corporation’s own statements or other information relating to any Eligible Stockholder or Proxy Access Nominee, including any information provided to the Corporation pursuant to this Section 3.5.
SECTION 3.6 Election of Chairman of the Board. The Board of Directors shall annually elect a Chairman of the Board from among the directors who shall hold office until the corresponding meeting of the Board of Directors in the next year and until his or her successor shall have been elected or until his or her earlier resignation or removal. Any vacancy in such office may be filled for the unexpired portion of the term in the same manner by the Board of Directors at any regular or special meeting.
SECTION 3.7 Vacancies and Additional Directorships. Except as may be otherwise provided by the terms of any class or series of stock having a preference over the Common Stock, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote two-thirds of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified.
SECTION 3.8 Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine and, if so determined, notice thereof need not be given.
SECTION 3.9 Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board of Directors, by the President, or by a majority of the directors. Reasonable notice thereof shall be given by the person or persons calling the meeting. The notice need not state the purposes of the special meeting and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.
SECTION 3.10 Electronic Meetings Permitted. Members of the Board of Directors, or any committee thereof, as the case may be, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.10 shall constitute presence in person at such meeting.
SECTION 3.11 Quorum; Vote Required for Action; Adjournment. At all meetings of the Board of Directors a majority of the entire Board of Directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation or these Bylaws shall require a vote of a greater number. A majority of the directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place.
SECTION 3.12 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his or her absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.
SECTION 3.13 Action by Directors Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission and any consent may be documented, signed and delivered in any manner permitted by applicable law. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

SECTION 3.14 Compensation of Directors. Each director who shall not at the time also be a salaried officer or employee of the Corporation or any of its subsidiaries (hereinafter an “outside director”), in consideration of such person serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees for attendance at meetings of the Board of Directors or of committees of the Board of Directors, or both, as the Board of Directors shall from time to time determine. In addition, each director, whether or not an outside director, shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person’s duties as a director. Nothing contained in this Section 3.14 shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving proper compensation therefor.
SECTION 3.15 Removal. Except as may be otherwise provided by the terms of any class or series of stock having a preference over the Common Stock, any director may be removed from office only as provided in Article XI of the Certificate of Incorporation.
SECTION 3.16 Notices. Whenever notice is required to be given to any director by applicable law, the Certificate of Incorporation, or these Bylaws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such director at such director’s address as it appears on the records of the Corporation, email, or by other means of electronic transmission. A waiver of notice, in writing signed by, or by electronic transmission by, the director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board of Directors or committee meeting need be specified in any waiver of notice.
ARTICLE IV
COMMITTEES
SECTION 4.1 Committees. The Board of Directors may by resolution passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they, constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property, and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, removing or indemnifying directors or amending these Bylaws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.
SECTION 4.2 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business, in the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these Bylaws.
ARTICLE V
OFFICERS
SECTION 5.1 Officers; Election. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President and a Secretary. The Board of Directors may also elect any other officer classified from time to time as a corporate officer by resolution of the Board of Directors, or delegate to any other officer of the Corporation the power to choose other officers and to prescribe their respective duties and powers. Any number of offices may be held by the same person.

SECTION 5.2 Term of Office; Resignation; Removal; Vacancies. Except as otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and unless otherwise specified therein no acceptance of such resignation shall be necessary, to make it effective. The Board of Directors or the President may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting or by the President.
SECTION 5.3 Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Secretary shall have the duty to record the proceedings of the meetings of stockholders, the Board of Directors and any committees in a book to be kept for that purpose and shall have custody of the corporate seal of the Corporation with the authority to affix such seal to any instrument requiring it. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of their duties. In case any officer is absent, or for any other reason that the Board of Directors may deem sufficient, the President or the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer or to any director.
ARTICLE VI
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER CORPORATE AGENTS
SECTION 6.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or executive officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or was a director or executive officer of a foreign or domestic corporation which was a predecessor of the Corporation or of another enterprise at the request of such predecessor corporation, whether the basis of such proceeding is alleged action in an official capacity as a director or executive officer or in any other capacity while serving as a director or executive officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or executive officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 6.2 of these Bylaws, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 6.1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay, all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 6.1 or otherwise. The Corporation may by action of its Board of Directors provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers. This Article VI shall create a right of indemnification for each such indemnifiable party whether or not the proceeding to which the indemnification relates arose in whole or in part prior to adoption of this Article VI (or the adoption of the comparable provisions of the Bylaws of the Corporation’s predecessor corporation).
SECTION 6.2 Right of Claimant to Bring Suit. If a claim under Section 6.1 of these Bylaws is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper to the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
SECTION 6.3 Nonexclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, any Bylaw, agreement, vote of stockholders or Disinterested Directors or otherwise.
SECTION 6.4 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
ARTICLE VII
STOCK
SECTION 7.1 Certificates. The shares of stock of the Corporation shall be represented by certificates; provided that the Board of Directors may provide that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Board of Directors. The certificates representing shares of stock shall be signed by, or in the name of, the Corporation by any two authorized officers of the Corporation. Any or all such signatures on the certificates may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if the signatory were such officer, transfer agent or registrar at the date of issue. Notwithstanding any other provision in these Bylaws, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for any required statements on certificates, and as may be required by the State corporate securities law, which system: (i) has been approved by the SEC; (ii) is authorized in any statute of the United States; or (iii) is in accordance with Division 8 (commencing with Section 8101) of the Uniform Commercial Code — Investment Securities. Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the Corporation.
SECTION 7.2 Transfer of Shares. Transfers of shares of stock of each class of the Corporation shall be made only on the books of the Corporation by the holder thereof or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent for such stock, if any, and, in the case of certificated shares, on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The person in whose name such shares of stock stand on the books of the Corporation shall be deemed to be the owner thereof for all purposes as regards the Corporation; provided, that whenever any transfer of shares of stock shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the stock ledger entry for the transfer. No transfer of shares of stock shall be valid as against the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
SECTION 7.3 Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2.9 of these Bylaws, or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.
SECTION 7.4 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock or uncertificated share in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated share.

SECTION 7.5 Beneficial Owners. The Corporation shall be entitled to recognize, the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof except as otherwise provided by law.
ARTICLE VIII
LOANS, CHECKS AND DEPOSITS
SECTION 8.1 Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.
SECTION 8.2 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by resolution of the Board of Directors or by an officer or officers authorized by the Board of Directors to make such determination.
SECTION 8.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any of its duly authorized depositories as the Board of Directors may select.
ARTICLE IX
MISCELLANEOUS
SECTION 9.1 Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.
SECTION 9.2 Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
SECTION 9.3 Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws. Unless either proper notice of a meeting of the Board of Directors, or any committee thereof, has been given or else the persons entitled thereto have waived such notice (either in writing or by attendance as set forth above), any business transacted at such meeting shall be null and void.
SECTION 9.4 Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because their votes are counted for such purpose, if: (i) the material facts as to such relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the Disinterested Directors, even though the Disinterested Directors be less than a quorum; (ii) the material facts as to such relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
SECTION 9.5 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, any information storage device, method or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, the records so kept comply with applicable law. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.
SECTION 9.6 Execution of Documents. The Board of Directors or any committee thereof shall designate the officers, employees and agents of the Corporation who shall have the power to execute and deliver deeds, contracts, mortgages, bonds, debentures, notes, checks and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize such officers, employees and agents to delegate such power (including, but not limited to, the authority to re-delegate) by written instrument to other officers, employees or agents of the Corporation. Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as to the Board of Directors or any such committee may determine. In the absence of such designation referred to in the first sentence of this Section 9.6, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.
SECTION 9.7 Proxies in Respect of Stock or Other Securities of Other Corporations. The Board of Directors or any committee thereof shall designate the officers of the Corporation who shall have the authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation and to vote or consent in respect of such powers and rights, and such designated officer may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem to be necessary or proper so that the Corporation may exercise its powers and rights. In the absence of any such designation, the President shall have the authority granted under this Section 9.7.
SECTION 9.8 Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware, in each case, subject to said court having personal jurisdiction over the indispensable parties named defendants therein) shall, to the fullest extent permitted by law, be the sole and exclusive forum for:
(i)    any derivative action or proceeding brought on behalf of the Corporation;
(ii)    any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders;
(iii)    any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws (as either may be amended or restated), or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware; or
(iv)    any action asserting a claim governed by the internal affairs doctrine.
Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
If any action the subject matter of which is within the scope of this Section 9.8 is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Section 9.8 (an “Enforcement Action”), and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 9.8.
SECTION 9.9 Amendment of Bylaws. Except as may be otherwise provided by the terms of any class or series of stock having a preference over the Common Stock and subject to the Certificate of Incorporation, these Bylaws may be amended or repealed, and new Bylaws adopted, by the Board of Directors, but the stockholders entitled to vote may adopt additional Bylaws and may amend or repeal any Bylaw whether or not adopted by them as set forth in the Certificate of Incorporation.

SECTION 9.10 Bylaws Subject to Law and Certificate of Incorporation. Each provision of these Bylaws is subject to any contrary provision contained in the Certificate of Incorporation or of any applicable law as from time to time may be in effect, and to the extent any such provision is inconsistent, but for all other purposes these Bylaws shall continue in full force and effect. Whenever these Bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.